CytoSorbents Corporation Releases Shareholder Letter

Monmouth Junction, NJ – (June 6, 2011) – CytoSorbents Corporation (OTCBB:CTSO), a critical care focused company using blood purification to treat life-threatening illnesses, issued the following letter to shareholders.

Dear Shareholders and Friends,

As we approach mid-year, I wanted to take an opportunity to update you on our recent accomplishments and to discuss our plans for CytoSorb™ in greater detail.  It has been an extremely busy, but exciting time for the company, particularly as we remain on track towards a CytoSorb™ controlled market release in Europe later this year.

As many of you know, we achieved a landmark milestone about two months ago with the European regulatory approval of CytoSorb™ as an extracorporeal cytokine filter to be used in clinical conditions where cytokine levels are elevated.  In an interim analysis, we successfully reached the primary endpoint of the European Sepsis Trial, demonstrating 49.1% removal of interleukin-6 (IL-6) over the treatment period compared to control, in patients with severe sepsis or septic shock in the setting of respiratory failure.  This level of removal was highly statistically significant, with a p-value of 0.01.

Why is this important? IL-6 is one of the major cytokines most closely correlated with severity of disease and mortality in severe sepsis and septic shock.  Its removal, in general, is a surrogate for broad overall cytokine removal. It is generally well-accepted in the medical community that excessive cytokines, often called “cytokine storm”, play a major role in severe inflammation that can cause multiple organ failure and death in commonly seen diseases such as sepsis, acute respiratory distress syndrome, severe burn and smoke inhalation injury, trauma, and severe acute pancreatitis.  In fact, multiple organ failure is one of the leading causes of death in the intensive care unit, for which little can currently be done. Certain other cytokines also suppress the immune system, leading to a high susceptibility to infection, another major cause of death in hospitalized, critically ill patients.  And very interestingly, our colleagues at University of Pittsburgh Medical Center, who we collaborate with, have discovered yet another compelling mechanism of action of CytoSorb™ that we will discuss when their data is published.  Removal of toxic levels of cytokines by CytoSorb™ is designed to actively mitigate these life-threatening sequelae.

As mentioned, the European Sepsis Study has already been a success, with the achievement of our primary endpoint of IL-6 reduction and CE Mark approval of CytoSorb™ in the European Union (E.U.) as a broad cytokine filter. We also demonstrated that CytoSorb™ treatment was safe, with more than 300 human treatments in septic patients and now more than 650 human treatments overall when including our other clinical studies.  We can now sell CytoSorb™ throughout the E.U., not just as a treatment of sepsis, but for all diseases where cytokines are elevated.  We have been diligently working with our contract research organization and trial sites to finish data monitoring and statistical analysis of the data following the recent completion of our targeted enrollment of 100 patients.  The trial was originally designed to demonstrate a statistically significant reduction in IL-6, which we have achieved.  We are also interested to see whether or not an overall reduction of IL-6 led to clinical benefits in survival, and improvement in other objective measures of organ function such as the need for mechanical ventilation.  These data would be helpful in marketing CytoSorb™.   We plan to announce these data in the near future after all sites have been fully monitored and in cooperation with our investigators in Germany.

We have also recently returned from a productive two-week trip to Europe, with a focus on Germany.  One of the major stops on our travel agenda was the German Congress of Anesthesiology in Hamburg, Germany.  In Germany, the majority of critical care intensivists specialize in both anesthesiology and critical care.  There we met with a number of our clinical trial investigators who were very interested to continue working with our company to conduct new studies with CytoSorb™.  We also met with new critical care physicians who we introduced to our technology for the first time.  It was encouraging to see that these physicians readily understood the potential value of cytokine reduction and expressed a desire to try CytoSorb™ in different applications in the intensive care unit.  In fact, we were pleasantly surprised at the number of potential new applications suggested for our technology.  We heard many times that the medical need for new therapies in critical care is great, and that if CytoSorb™ works as stated, it represents a powerful tool that they don’t have today.  After looking at some of our preclinical and clinical trial data, many expressed that the mechanism of action of CytoSorb™ as a cytokine filter was intuitive and that the treatment was straightforward and “should work”.  This confirmed our own ongoing market research that most clinicians understand and accept the role of excessive cytokines in inflammation, organ dysfunction and failure in critical illnesses.  This is an important point, as it reduces the need to have to educate or convince physicians that excessive cytokines are detrimental, reducing a major hurdle in the sales process.

We have mentioned previously that we plan a “controlled market release” of CytoSorb™ in certain markets in Europe by the end of the year.  Please allow me to elaborate on what we mean by this.  To date, the company has been focused predominantly on the development and regulatory approval of CytoSorb™.  CE Mark approval marks a major transition and opportunity for us to become a commercial-stage company.  However, the road to revenue requires a significant amount of planning, preparation, and build-out of infrastructure, both here and abroad.  Our goal is to meet this challenge in a fiscally responsible and intelligent fashion, armed with the correct information and assumptions, the ability to support our products in the market, the appropriate capacity to match demand, the right people representing our company, and adequate financing to fund our expansion.

For this controlled-market release, we have selected key geographic territories in Germany that we feel are representative of the broader German market.  This phase is expected to last approximately three to six months, and because of the limited roll-out, revenues are initially expected to be modest.  During this time, we plan to identify and address as many issues as possible on a small scale that could affect the adoption and sales of CytoSorb™, before doing a more ambitious, broader launch in 2012.  Included are issues common to product test marketing, such as refinement of the sales and marketing approach, production of marketing materials, price sensitivity analyses, customer surveys, reimbursement optimization, identification of key factors that drive market adoption, and establishment of product support and customer service. But we are also focused on other critical issues such as making key company hires, streamlining and bolstering manufacturing, driving down costs, identifying production and sales bottlenecks, managing supply chain logistics and distribution, establishing robust financial and accounting systems, and ensuring these systems can scale with greater demand.  We are confident in our ability to execute upon our agenda and have the people with the appropriate experience to be successful.  For instance, our Chief Operating Officer Vincent Capponi is a veteran of commercial device production.  He, for example, oversaw the regulatory approval of the first pre-filled saline and heparin syringes as COO of Sabratek and managed the production of more than 1 million units per week before the business was sold to Baxter.  Al Kraus, our chairman, has extensive experience in sales and marketing in the dialysis sector and was the former VP of Sales and Marketing, and later the Subsidiary Manager, of Gambro’s US subsidiary, growing it from $8M to $50+M in revenue and leading a successful U.S. initial public offering.

Our broader commercialization strategy is straightforward.  We intend to roll-out in the European Union in stages with an initial emphasis on Germany.  There are a number of reasons why we will focus on Germany.  Germany is the largest medical device market in Europe and the third largest in the world, with world-class medical care and a high incidence of sepsis, with more than 154,000 new cases each year, according to the German Sepsis Society. German clinicians are leaders in sepsis research, with a dedicated network of hospitals and investigators called SepNet that conducts clinical trials in sepsis on a regular basis.  We have been fortunate to have worked with a number of these thought leaders in our European Sepsis Trial and now have a head start in terms of physician awareness of our technology.  We have also observed that German intensivists are willing to try new technologies and routinely perform extracorporeal therapies on their own – making them ideal users for CytoSorb™.    We have a good understanding of the medical system and reimbursement process in Germany.  And finally, we have the ability to cost-effectively target the main maximum care hospitals and intensive care units in Germany with a small direct sales team.  There are approximately 2,000 hospitals in Germany, but only 380 major hospitals with more than 400 beds each.  These are the hospitals with the largest ICUs and are likely the biggest potential users of CytoSorb. With an estimated total addressable market for critical care applications in Germany approaching €1 billion alone, CytoSorbents could become successful here without ever branching out to other European countries.

As we approach commercialization, we are focused on key elements to drive success.  First, we have already begun ramping manufacturing of CytoSorb™ under the CE Mark and are now building devices to support both commercial sales and additional clinical trials.  Second, we are beginning to drive market awareness of CytoSorb™.  We plan to work with critical care thought leaders to conduct additional clinical trials in both sepsis and new therapeutic areas, and will disseminate these results widely.  We also plan to conduct a larger pivotal study in sepsis in the U.S. to gain U.S. FDA approval.  We believe interest and usage of CytoSorb™ will be driven in large part by data that demonstrates how the device can be used in different scenarios.  We also plan to exhibit and present data on CytoSorb™ at European and German critical care and sepsis conferences later this year.  Third, we are working to maximize reimbursement for CytoSorb™. Currently, the device can be paid for through standard DRG payments to hospitals. However, we are pursuing other mechanisms to potentially attain even higher reimbursement for the product.  Fourth, we have been working to build the team and infrastructure, both domestically and internationally, to support the sales of CytoSorb™ in Europe.  Selection of our sales team in Germany will be critical to our success and we have made good progress in this regard.  And although we plan to sell direct in Germany, we are working to establish relationships with independent distributors in other key countries. Nothing we do here would preclude us from entering into a strategic partnership or distributorship, but at this stage, it is important for us to control our own destiny.  Lastly, we have been strengthening our balance sheet to be able to finance our expansion. We closed May 2011 with approximately $4 million in cash.

From a competitive landscape, the alternatives to treat sepsis continue to shrink.  The only product that has been approved to treat sepsis in the U.S. or E.U. is Xigris® by Eli Lilly. Due to a number of factors, the product has not met Lilly’s initial expectations and the company recently announced that it was no longer going to market Xigris itself in the U.S., and instead licensed Xigris U.S. marketing rights to a newly formed company backed by a private investor group.  The only other late stage Phase III compound for sepsis was Eritoran, a TLR-4 antagonist manufactured by Eisai.  However, earlier this year, Eisai announced that Eritoran failed to reach its primary endpoint in its pivotal Phase III trial. We believe, now more than ever, that the timing is right to introduce CytoSorb™ into the critical care market.

Beyond commercialization of CytoSorb™, we have been making some exciting progress.  As a matter of practice, we have not historically disclosed the full extent of what we have been working on for both competitive reasons and to appropriately manage expectations of our shareholders.  There are, after all, no guarantees that any of our efforts will come to pass, but these projects represent potential upside to the company.  For example, our research and development pipeline has expanded to now include positive proof-of-concept data in several promising new applications. These applications, which we plan to discuss in detail at a future date, address areas of significant medical need and, with a broad worldwide IP strategy, could substantially raise the value of our underlying platform technology, particularly if these are out-licensed.  We continue to have a very active business development program with the goal of securing strategic partnerships for our technologies.  Another example is our effort to obtain government and military support.  Earlier this year, the Defense Advanced Research Projects Agency (DARPA) released a broad agency announcement requesting formal proposals to develop a blood purification system that could remove cytokines, toxins, pathogens and cells from blood to treat patients with sepsis.  Their goal is to provide the most advanced medical treatment for sepsis to improve the survival of our wounded warriors.  We were gratified that agencies like DARPA, who fund the development of leading-edge technologies, are recognizing the potential of blood purification to treat sepsis, and are putting millions of dollars towards developing these therapies.  More importantly, we felt that we were in a unique position to address many of the requirements of this project.  At the end of March, we submitted our technology, along with an ambitious development program, as a key component of a broader multi-institutional proposal.  We expect to hear definitively about our application soon.

Hopefully this letter has given you some insight into the activity of the company.  We are certainly not standing still, but are instead driving forward to create our future. As always, I appreciate your faith in the company, its management and your ongoing support.  I look forward to the next shareholder update.

Sincerely,

Phillip

Phillip P. Chan, MD, PhD
Chief Executive Officer
CytoSorbents Corporation

About CytoSorbents and CytoSorb™

CytoSorbents Corporation is a development stage, critical care focused therapeutic device company using blood purification to treat life threatening illnesses such as severe sepsis, the end result of "overwhelming infection," with a novel blood purification device called CytoSorb™. Severe sepsis afflicts more than 1 million people in the United States (U.S.), 1.5 million people in the European Union (E.U.), and an estimated 18 million people worldwide each year, killing one in every three patients despite the best medical treatment. In the U.S., more die from severe sepsis than from either heart attacks, strokes or any single form of cancer. Severe sepsis is typically triggered by bacterial infections like pneumonia, or viral infections like influenza. However, it is the body's abnormal immune response to the trigger that leads to severe inflammation and the unregulated, massive production of cytokines, often called "cytokine storm," that then causes multi-organ failure and often death. CytoSorb™ is a cartridge containing highly porous polymer beads that are designed to filter cytokines and treat potentially fatal cytokine storm. As blood is pumped repeatedly through the CytoSorb™ cartridge using standard dialysis equipment, the beads bind and remove cytokines and other toxins from blood. The treated blood is then returned to the patient. The Company is finalizing its European Sepsis Trial -- a multi-center, randomized, controlled clinical trial using CytoSorb™ and has achieved its targeted  enrollment with 100 patients with severe sepsis or septic shock in the setting of respiratory failure. Importantly, cytokine reduction via CytoSorb™ has broad applicability to a number of other critical care diseases where cytokine storm plays a detrimental role, including burn and smoke inhalation injury, trauma, acute respiratory distress syndrome, advanced influenza, acute pancreatitis and others. In March 2011, the Company successfully achieved CE Mark approval to market its CytoSorb™ device as an extracorporeal cytokine filter to be used in clinical situations where excessive cytokine levels exist. CytoSorbents has also achieved ISO 13485:2003 Full Quality Systems certification, an internationally recognized quality standard designed to ensure that medical device manufacturers have the necessary comprehensive management systems in place to safely design, develop, manufacture and distribute medical devices in the E.U. Assuming availability of adequate and timely funding, and continued positive results from our clinical studies, the Company intends to begin commercializing its product in Europe and then seek to commence clinical trials in the U.S. for approval. CytoSorb™ is one of a number of different resins the Company has designed for various medical applications, including improved dialysis, the potential treatment of inflammatory and autoimmune disorders, rhabdomyolysis in trauma, removal of chemotherapy drugs during treatment of cancer with high dose regional chemotherapy, drug detoxification, and others. Additional information is available for download on the Company's website: www.cytosorbents.com

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may differ materially from those expressed or implied by the statements herein. CytoSorbents Corporation and CytoSorbents, Inc believe that its primary risk factors include, but are not limited to: obtaining government approvals including required FDA and additional CE Mark approvals; ability to successfully develop commercial operations; dependence on key personnel; acceptance of the Company's medical devices in the marketplace; the outcome of pending and potential litigation; compliance with governmental regulations; reliance on research and testing facilities of various universities and institutions; the ability to obtain adequate and timely financing in the future when needed; product liability risks; limited manufacturing experience; limited marketing, sales and distribution experience; market acceptance of the Company's products; competition; unexpected changes in technologies and technological advances; and other factors detailed in the Company's Form 10-K filed with the SEC on March 31, 2011, which is available at http://www.sec.gov.

SOURCE: CytoSorbents Corporation

Contact:

CytoSorbents Corporation
David Lamadrid
Chief Financial Officer
(732) 329-8885 ext. 816
DavidL@cytosorbents.com